MITEK ADDS INDUSTRY VETERAN AS EXECUTIVE CHAIRPERSON TO CAPITALIZE ON GROWTH OPPORTUNITIES IN IDENTITY VERIFICATION

SAN DIEGO, CA, January 30, 2023 – Mitek (NASDAQ: MITK, www.miteksystems.com, a global leader in digital identity and digital fraud prevention, today announced the addition of Scott Carter as Executive Chairperson of the Board, a new position created to take full advantage of expanding growth opportunities in the field of identity verification.

“The need for online security is at an all-time high and will continue to rise in the future," said Max Carnecchia, Mitek’s Chief Executive Officer. "Upcoming technologies offer tremendous potential for innovation but also pose greater risks to companies and their customers if not handled properly. At Mitek, we take our role in protecting our clients and their customers very seriously and we are proud to be the industry-leading provider of ID verification solutions. Scott's expertise and understanding of the industry will be an invaluable asset to our strategic team and we are thrilled that he has accepted this important role.”

The identity verification solutions market is experiencing robust growth, currently valued at $9.5 billion. Mitek stands out as a leader in this market, known for its cutting-edge product development and exceptional customer experience. Recently, the company has launched MiVIP and MiPass, two powerful SaaS products that provide advanced automated identity verification through orchestration and biometric authentication respectively.

As executive Chairperson, Carter will provide leadership and direction to the Board and work with the Mitek CEO, Max Carnecchia, to provide expertise with respect to the company’s strategy and future growth. Carter has served as a member of Mitek’s Board of Directors since March 2022 and has previously acted as a special advisor to Carnecchia and the Board, sharing his industry knowledge and assisting with product and market strategy including the acquisitions of ID R&D and most recently HooYu.

“As the digital landscape evolves, so do the methods of cybercriminals, leading to more advanced and frequent attacks,” Carter said. “Mitek has developed industry-leading products to address these concerns, and I look forward to working with the leadership team to further capitalize on the expanding growth opportunities that exist in the identity verification market.”

Carter is a highly experienced technology leader with a proven track record in identity and financial technology organizations. He brings a wealth of knowledge and expertise to the table as a seasoned business leader, advisor, and board member. With a diverse range of experiences in both solution provider and client-side roles, Carter has a unique 360-degree perspective on the industry. He is known for his ability to accelerate growth for organizations by using client and market insights to inform strategy, corporate development, product, technology, sales and marketing activities. Carter has held C-level positions at leading companies such as ID Analytics (now LexisNexis), where he was credited with driving substantial growth, and Brain Corp, an AI company that creates transformative technology for the robotics industry.

Additional Mitek board appointments include:

•Kim Stevenson will lead the Mitek Board of Directors as Lead Independent Director.
•Former Board Chairperson Bruce Hansen will continue to serve as a Board member.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. Trusted by 99% of U.S. banks for mobile check deposits and 7,500 of the world’s largest organizations, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisitions including any operational or cultural difficulties associated with the integration of the businesses of Mitek and acquired companies, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on December 13, 2021 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media Inquiries
Angela Romei, Mitek Senior Director
pr@miteksystems.com

Investor Inquiries
Todd Kehrli
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